EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-240302, 333-232761, 333-226294, 333-226293, 333-226292, 333-219432, 333-212669, 333-204278, 333-197579, 333-195771, 333-194102, 333-188452, 333-188449, 333-184595, 333-174202, 333-174201, 333-174200, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-71717, 333-65529, 333-61029, 333-34599, 333-27109, and 333-18963) on Form S-8 of our report dated February 24, 2020, with respect to the consolidated financial statements of Cadence Design Systems, Inc.

/s/ KPMG LLP
Santa Clara, California
February 22, 2022